Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant     [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

THE NEIMAN MARCUS GROUP, INC.
(Name of Registrant as Specified in its Charter)

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[ ]	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THE NEIMAN MARCUS GROUP, INC.
1618 Main Street
Dallas, Texas 75201

January 9, 2003

Dear Shareholder:

We have previously sent to you proxy material for the Annual Meeting of The Neiman Marcus Group, Inc. to be held on January 21, 2003. Your Board of Directors unanimously recommends that shareholders vote FOR Proposals 1 and 2, and AGAINST Proposal 3.

Your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please vote TODAY by telephone, by Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Brenda A. Sanders
Secretary

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Remember, you can now vote by telephone or Internet --
Simply follow the easy instructions on the enclosed voting form.

If you have any questions, or need assistance voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, AT 1-888-750-5834.

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